Exhibit 99.1

Subject: An update on your Arcimoto reservation

Dear Customer,

I’m writing to give you an update on your Arcimoto. The team has been working diligently to move through the final stages of product testing and certification and we are on the cusp of realizing the fruits of those efforts. We are incredibly excited to begin production, and deliver to you one of the very first retail FUVs in the world.

In our latest quarterly call, I outlined our four final hurdles to bring the retail edition FUV to you: electromagnetics emission and interference, seat belt sled performance, lighting systems, and final brake systems compliance verification.

The good: Our electrical engineering team nailed the electromagnetics test after troubleshooting one of our supplied electrical system components that failed the first time around. Likewise, the mechanical and production teams iterated quickly to improve the front and upper frame assemblies in order to pass last month’s sled test. This test series also identified several opportunities to reduce weight and improve performance of the frame, seats and mounts, which we are now implementing.

The bad: Final external lab testing revealed that some of the lights we sourced do not meet our performance requirements. We are identifying alternate suppliers for the problematic lamps and are working double time to validate replacement solutions with our test labs.

The ugly: Extreme weather in the midwest this season has set back our brake testing. We were scheduled to begin brake testing the week of May 15th, but constant rain and the occasional tornado resulted in a backed up test facility. Our new test start date is June 17th. We’ve already completed extensive in-house hydraulic brake testing, and we are confident we will pass this test suite.

The production team has not been resting during this final push to get the FUV on the road. The assembly line is up and running, and the team has refined the production process to a takt time of approximately four hours – meaning that when we kick off production, we’ll be building two FUVs per day, with plans to accelerate to four per day within a month of production start.

The summer launch of the Fun Utility Vehicle is our mandate. Before the end of the month, we will update you on our certification and production schedule, as well as anticipated delivery window.

Thank you for joining us on this incredible ride as we fine-tune the FUV for the road. We understand the pressing urgency to transition to truly clean driving, and we are committed to delivering a refined and robust next-generation transportation product. We can’t wait to get you in the driver’s seat.

Sincerely,

Mark

Mark Frohnmayer

President and Founder, Arcimoto

Caution With Respect To Forward-looking Statements:

Statements included in this letter that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “will,” “anticipate,” “expect,” “estimate,” “continue,” “plan” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and include, without limitation, our expectations as to the Company’s ability to pass certifications and produce street legal vehicles to customers, including satisfaction of reservations. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: the successful ability of our vehicles to pass the required regulation tests; our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, changes in laws or regulations governing our business and operations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility or the testing facilities being used. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.